UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	METC	Nasdaq Global Select Market
Class B common stock, $0.01 par value	METCB	Nasdaq Global Select Market
8.375% Senior Notes due 2029	METCZ	Nasdaq Global Select Market
8.250% Senior Notes due 2030	METCI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported on a Current Report on Form 8-K of Ramaco Resources, Inc. (the “Company”), on July 31, 2025, the Company completed the previously announced offering (the “Offering”) of $57,000,000 in the aggregate, of the Company’s 8.250% Senior Notes due 2030 (the “Notes”). In connection with the Offering, the Company granted the underwriters for the Offering (the “Underwriters”) a 30-day option to purchase up to an additional $8.0 million aggregate principal amount of Notes (the “Over-Allotment Option”). On August 1, 2025, the Underwriters exercised the Over-Allotment Option for an additional $8.0 million aggregate principal amount of Notes, which closed on August 4, 2025.

The Notes were sold pursuant to the Company’s shelf Registration Statement on Form S-3, as amended (File No. 333-274324), which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 29, 2023. The Notes were issued pursuant to a third supplemental indenture between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), entered into on July 31, 2025 (the “Third Supplemental Indenture”), that supplements the Indenture by and between the Company and the Trustee, dated as of July 13, 2021 (the “Base Indenture” and, together with the Third Supplemental Indenture, the “Indenture”).

The public offering price of the Notes was $25.00 per Note, which is 100% of the principal amount. As a result of the Over-Allotment Option being exercised, the Company will receive additional net proceeds after discounts, commissions, and the payment of a structuring fee payable pursuant to a previously disclosed Structuring Fee Agreement dated July 31, 2025, between the Company and Lucid Capital Markets, LLC (the “Structuring Fee Agreement”), but before expenses, of approximately $7.7 million. Aggregate net proceeds from the Offering following the exercise of the Over-Allotment Option, after discounts, commissions, and the payment of a structuring fee payable pursuant to the Structuring Fee Agreement, but before expenses, were approximately $62.4 million. The Company is using a portion of the net proceeds from the Offering to redeem all of the Company's outstanding 9.00% Senior Notes Due 2026, of which $34.5 million aggregate principal amount was outstanding prior to redemption, and the Company intends to use the remaining net proceeds for general corporate purposes, including funding the acceleration of rare earth development, funding future investments, making capital expenditures, and funding working capital.

The Notes bear interest at the rate of 8.250% per annum. Interest on the Notes is payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing October 30, 2025. The Notes will mature on July 31, 2030.

The Company may, at its option, at any time and from time to time, on or after July 31, 2027, redeem the Notes in whole or in part on not less than 10 nor more than 60 days’ prior notice mailed to the holders of the Notes. The Notes will be redeemable at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but not including the date of redemption. On and after any redemption date, interest will cease to accrue on the redeemed Notes. If the Company is redeeming less than all of the Notes, the Trustee will select the Notes to be redeemed in accordance with the terms set forth in the Indenture.

The Indenture also contains customary event of default and cure provisions. If an uncured default occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the Notes to be immediately due and payable. The Notes are senior unsecured obligations of the Company and rank equal in right of payment with the Company’s existing and future senior unsecured indebtedness.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note. Copies of the Base Indenture, the Third Supplemental Indenture, the form of Note, and Structuring Fee Agreement are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.2.1, and 10.1 respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 4, 2025, the Company issued a press release announcing the exercise of the Over-Allotment Option. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

None of the information furnished in this Item 7.01 will be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Indenture dated as of July 13, 2021, between Ramaco Resources, Inc. and Wilmington Savings Fund Society, FSB, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed July 13, 2021).
4.2	Third Supplemental Indenture dated as of July 31, 2025, between Ramaco Resources, Inc. and Wilmington Savings Fund Society, FSB, as trustee. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed July 31, 2025).
4.2.1	Form of 8.250% Senior Note due 2030 (included as Exhibit A to Exhibit 4.2 above).
10.1	Structuring Fee Agreement dated July 31, 2025, between Ramaco Resources, Inc. and Lucid Capital Markets, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed July 31, 2025).
99.1	Press release issued by Ramaco Resources, Inc., dated August 4, 2025.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name: Randall W. Atkins
Title: Chairman and Chief Executive Officer

Date: August 4, 2025